Exhibit 99.1 - Form 4 Joint Filer Information
                  ------------

Name:  J. Christopher Young

Address:  262 Harbor Drive, Stamford CT 06902

Designated Filer:  C. Michael Vaughn

Issuer & Ticker Symbol:  ATS Corporation ("ATCT")

Date of Event Requiring Statement:  September 12, 2007